Exhibit 99.1

Heron Therapeutics Announces Second Quarter 2026 Financial Results

-
Q2 2026 net revenue of $37.7 million, up 9% from the first quarter of 2026; ZYNRELEF® net revenue grew 35% and APONVIE® net revenue grew 74% year-over-year
-
Amended credit facility with Hercules Capital: financial covenants reset through 2027, and outstanding principal to be reduced by a total potential reduction of $17.5 million — $13.5 million at execution and a potential further reduction of $4 million scheduled on or before September 15, 2026
-
Withdrew full-year 2026 financial guidance

CARY, N.C., August 10, 2026 (GLOBE NEWSWIRE) - Heron Therapeutics, Inc. (Nasdaq: HRTX) (“Heron” or the “Company”), a commercial-stage biotechnology company, today announced financial results for the three and six months ended June 30, 2026, and highlighted recent corporate updates.

“Second quarter revenue grew compared to the first quarter but came in below our expectations,” said Craig Collard, Chief Executive Officer of Heron. “What we did over the past ninety days matters more: we reset our balance sheet, tightened our spending, and we are considering strategic alternatives as we continue to execute our current plan. Our job now is execution.”

Business Highlights

•
Heron generated total net revenue of $37.7 million in Q2 2026 and ended the quarter with $42.7 million in cash, cash equivalents and short-term investments.

•
Acute Care franchise updates: Net revenue increased 43.9% year-over-year for the three months ended June 30, 2026 and increased 38.2% year-over-year for the six months ended June 30, 2026. ZYNRELEF® contributed $11.1 million and $21.3 million net revenue in the three and six months ended June 30, 2026, respectively. APONVIE® contributed $4.2 million and $7.7 million net revenue in the three and six months ended June 30, 2026, respectively.

•
Oncology Supportive Care franchise updates: Net revenue was $22.3 million in the three months ended June 30, 2026 and $43.4 million in the six months ended June 30, 2026.

Financial Guidance for 2026

The Company is withdrawing its previously issued full-year 2026 guidance of net product sales and Adjusted EBITDA, and investors should no longer rely on that guidance. Three factors led to this decision. First, following the June 2026 decision of the U.S. District Court for the District of Delaware (the “Court”) regarding certain patents covering CINVANTI®, the Company does not believe it can reliably forecast the timing or terms of potential generic entry with respect to its largest product. Second, in response to the Court’s decision, the Company paused the sales force expansion that its operating plan had assumed for the second half of 2026 and tightened spending, and under which its previously issued guidance was built on. Third, the Company is considering strategic alternatives as it continues to execute its current plan. The Company has not set a timetable for this process, there can be no assurance that it will result in any transaction, and the Company does not intend to comment further on such matters unless and until it determines that additional disclosure is appropriate or required by law.

Net Revenue Performance – Three Months Ended June 30 (in thousands) (unaudited)
	2026	2025	Dollar Change	Percentage Change

Acute Care	$ 15,333	$ 10,653	$ 4,680	43.9%
APONVIE	$ 4,277	$ 2,464	$ 1,813	73.6%
ZYNRELEF	$ 11,056	$ 8,189	$ 2,867	35.0%

Oncology	$ 22,333	$ 26,547	($ 4,214)	(15.9%)
CINVANTI	$ 21,793	$ 24,143	($ 2,350)	(9.7%)
SUSTOL	$ 540	$ 2,404	($ 1,864)	(77.5%)

Total Net Revenue	$ 37,666	$ 37,200	$ 466	1.3%

Net Revenue Performance – Six Months Ended June 30 (in thousands) (unaudited)
	2026	2025	Dollar Change	Percentage Change

Acute Care	$ 28,961	$ 20,954	$ 8,007	38.2%
APONVIE	$ 7,670	$ 4,724	$ 2,946	62.4%
ZYNRELEF	$ 21,291	$ 16,230	$ 5,061	31.2%

Oncology	$ 43,416	$ 55,149	($ 11,733)	(21.3%)
CINVANTI	$ 42,328	$ 49,886	($ 7,558)	(15.2%)
SUSTOL	$ 1,088	$ 5,263	($ 4,175)	(79.3%)

Total Net Revenue	$ 72,377	$ 76,103	($ 3,726)	(4.9%)

Conference Call and Webcast

Heron will host a conference call and live webcast on Monday, August 10, 2026, at 8:30 a.m. ET. The conference call can be accessed by phone by utilizing the following registration link which will provide participants with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The conference call will also be available via webcast under the Investor Relations section of Heron's website at www.herontx.com. The investor presentation to be used for the conference call and webcast can be accessed from Heron’s website prior to the conference call and webcast. An archive of the teleconference, webcast, and investor presentation will also be made available on Heron's website for sixty days following the call.

About ZYNRELEF® for Postoperative Pain

ZYNRELEF is the first and only extended-release dual-acting local anesthetic that delivers a fixed-dose combination of the local anesthetic bupivacaine and a low dose of nonsteroidal anti-inflammatory drug meloxicam. ZYNRELEF is the first and only extended-release local anesthetic to demonstrate in Phase 3 studies significantly reduced pain and significantly increased proportion of patients requiring no opioids through the first 72 hours following surgery compared to bupivacaine solution, the current standard-of-care local anesthetic for postoperative pain control. ZYNRELEF was initially approved by the FDA in May 2021 for use in adults for soft tissue or periarticular instillation to produce postsurgical analgesia for up to 72 hours after bunionectomy, open inguinal herniorrhaphy and total knee arthroplasty. In December 2021, the FDA approved an expansion of ZYNRELEF's indication to include foot and ankle, small-to-medium open abdominal, and lower extremity total joint arthroplasty surgical procedures. On January 23, 2024, the FDA approved ZYNRELEF for soft tissue and orthopedic surgical procedures including foot and ankle, and other procedures in which direct exposure to articular cartilage is avoided. Safety and efficacy have not been established in highly vascular surgeries, such as intrathoracic, large multilevel spinal, and head and neck procedures.

Please see full prescribing information, including Boxed Warning, at www.ZYNRELEF.com.

About APONVIE® for Prevention of Postoperative Nausea and Vomiting (PONV) Prevention

APONVIE is a substance P/neurokinin 1 (NK1) Receptor Antagonist (RA), indicated for the prevention of post operative nausea and vomiting (PONV) in adults. Delivered via a 30-second IV push, APONVIE 32 mg was demonstrated to be bioequivalent to oral aprepitant 40 mg with rapid achievement of therapeutic drug levels. APONVIE is the same formulation as Heron's approved drug product CINVANTI. APONVIE is supplied in a single-dose vial that delivers the full 32 mg dose for PONV. APONVIE was approved by the FDA in September 2022 and became commercially available in the U.S. on March 6, 2023.

Please see full prescribing information at www.APONVIE.com.

About CINVANTI® for Chemotherapy Induced Nausea and Vomiting (CINV) Prevention

CINVANTI, in combination with other antiemetic agents, is indicated in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of highly emetogenic cancer chemotherapy (HEC) including high-dose cisplatin as a single-dose regimen, delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic cancer chemotherapy (MEC) as a single-dose regimen, and nausea and vomiting associated with initial and repeat courses of MEC as a 3-day regimen. CINVANTI is an IV formulation of aprepitant, an NK1 RA. CINVANTI is the first IV formulation to directly deliver aprepitant, the active ingredient in EMEND® capsules. Aprepitant (including its prodrug, fosaprepitant) is a single-agent NK1 RA to significantly reduce nausea and vomiting in both the acute phase (0–24 hours after chemotherapy) and the delayed phase (24–120 hours after chemotherapy). The FDA-approved dosing administration included in the U.S. prescribing information for CINVANTI include 100 mg or 130 mg administered as a 30-minute IV infusion or a 2-minute IV injection.

Please see full prescribing information at www.CINVANTI.com.

About SUSTOL® for CINV Prevention

SUSTOL is indicated in combination with other antiemetics in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic chemotherapy (MEC) or anthracycline and cyclophosphamide (AC) combination chemotherapy regimens. SUSTOL is an extended-release, injectable 5-hydroxytryptamine type 3 RA that utilizes Heron's Biochronomer® drug delivery technology to maintain therapeutic levels of granisetron for ≥5 days. The SUSTOL global Phase 3 development program was comprised of two, large, guideline-based clinical studies that evaluated SUSTOL's efficacy and safety in more than 2,000 patients with cancer. SUSTOL's efficacy in preventing nausea and vomiting was evaluated in both the acute phase (0–24 hours after chemotherapy) and delayed phase (24–120 hours after chemotherapy).

Please see full prescribing information at www.SUSTOL.com.

About Heron Therapeutics, Inc.

Heron Therapeutics, Inc. is a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care. Our advanced science, patented technologies, and innovative approach to drug discovery and development have allowed us to create and commercialize a portfolio of products that aim to advance the standard-of-care for acute care and oncology patients. For more information, visit www.herontx.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but that we do not believe are indicative of ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as: adjusted EBITDA excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA; we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position; adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes; and adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments.

For a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the table titled “U.S. GAAP to Non-GAAP Reconciliation” below.

Forward-looking Statements

This news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. All statements contained in this news release other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercialization strategy as well as plans and objectives of management for future operations, are forward-looking statements. Heron cautions readers that forward-looking statements are based on management's expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding the potential market opportunities for ZYNRELEF®, APONVIE®, CINVANTI® and SUSTOL®; revenue, any financial guidance that has been previously provided or to be provided in the future by the Company; interim financial data or prescription data, which may not necessarily be indicative of quarterly or annual results; the potential additional market opportunity for the expanded U.S. label for ZYNRELEF or inclusion of ZYNRELEF under the OPPS and the ASC payment system or launch of the ZYNRELEF VAN; our ability to establish and maintain successful commercial arrangements like our co-promotion agreement with Crosslink Network, LLC; the outcome of the Company's pending patent litigations, including potential appeals of any verdicts and the settlement described herein; whether the Company is required to write-off any additional inventory in the future; the expected future balances of Heron's cash, cash equivalents and short-term investments; the expected duration over which Heron's cash, cash equivalents and short-term investments balances will fund its operations and the risk that future equity financings may be needed; any inability or delay in achieving profitability, including as a result of regulatory developments and policy changes in the U.S. and other jurisdictions; our ability to continue as a going concern without additional funding; the ability of our common stock to meet the minimum requirements for continued listing on the Nasdaq Capital Markets; and our ability to comply with covenants in our Working Capital Facility Agreement. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption "Risk Factors." Forward-looking statements reflect our analysis only on their stated date, and Heron takes no obligation to update or revise these statements except as may be required by law.

Heron Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net product sales	$37,666	$37,200	$72,377	$76,103
Cost of product sales	11,572	9,857	22,210	18,314
Gross profit	26,094	27,343	50,167	57,789
Operating expenses:
Research and development	2,702	2,934	5,087	5,213
General and administrative	11,276	14,471	23,421	27,173
Sales and marketing	14,160	11,575	28,468	23,886
Total operating expenses	28,138	28,980	56,976	56,272
(Loss) income from operations	(2,044)	(1,637)	(6,809)	1,517
Other expense, net	(3,445)	(744)	(6,791)	(1,263)
Net (loss) income	(5,489)	(2,381)	(13,600)	254
Other comprehensive (loss) income:
Unrealized loss on short-term investments	-	(2)	(10)	(14)
Comprehensive (loss) income	$(5,489)	$(2,383)	$(13,610)	$240
Basic net (loss) income per share	$(0.03)	$(0.02)	$(0.07)	$0.00
Diluted net (loss) income per share	$(0.03)	$(0.02)	$(0.07)	$0.00
Weighted average common shares outstanding, basic	190,335	154,020	189,993	153,804
Weighted average common shares outstanding, diluted	190,335	154,020	189,993	197,751

Heron Therapeutics, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,721	$28,647
Short-term investments	21,943	17,984
Accounts receivable, net	89,571	89,587
Inventory, net	90,585	92,746
Prepaid expenses and other current assets	7,025	9,102
Total current assets	229,845	238,066
Property and equipment, net	11,814	12,403
Right-of-use lease asset	5,596	-
Other assets	5,007	5,408
Total assets	$252,262	$255,877
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,641	$8,994
Accrued clinical and manufacturing liabilities	22,178	26,597
Accrued payroll and employee liabilities	6,632	9,270
Other accrued liabilities	51,494	51,237
Current lease liability	200	-
Total current liabilities	92,145	96,098
Non-current notes payable, net	108,725	107,899
Non-current convertible notes payable, net	33,925	32,739
Non-current lease liability	5,504	-
Other non-current liabilities	5,055	4,808
Total liabilities	245,354	241,544
Stockholders' equity:
Common stock	1,895	1,883
Series A convertible preferred stock	1,050	1,050
Additional paid-in capital	1,957,358	1,951,185
Accumulated other comprehensive loss	(6)	4
Accumulated deficit	(1,953,389)	(1,939,789)
Total stockholders' equity	6,908	14,333
Total liabilities and stockholders' equity	$252,262	$255,877

Heron Therapeutics, Inc.

U.S. GAAP to Non-GAAP Reconciliation

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income	$(5,489)	$(2,381)	$(13,600)	$254
Other expense, net	3,445	744	6,791	1,263
Inventory reserve and write-offs	970	447	1,284	447
Project related legal expenses	621	-	914	-
Depreciation and amortization	452	611	981	1,162
Stock-based compensation	3,178	2,797	6,154	5,308
Adjusted EBITDA	$3,177	$2,218	$2,524	$8,434

Investor Relations and Media Contact:

Ira Duarte
Executive Vice President, Chief Financial Officer
Heron Therapeutics, Inc.

iduarte@herontx.com

858-251-4400